                           SENIOR MANAGEMENT AGREEMENT


          THIS AGREEMENT is made as of January 24, 1994 between USAI Acquisition Corp., a Delaware corporation (the "Company"), and Michael J. Stone ("Executive").

          The Company and Executive desire to enter into an agreement pursuant to which Executive shall purchase 9,200 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). All shares of Common Stock received hereunder by Executive and all shares of Common Stock hereafter acquired by Executive are referred to herein as "Executive Common Stock." The Common Stock and the Company's Preferred Stock, par value $.01 per share (the "Preferred Stock"), currently held, or hereafter acquired, by Executive are referred to herein as "Executive Stock." Certain definitions are set forth in Section 5 of this Agreement.

          The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of Common Stock and Preferred Stock by Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership (the "Investor") pursuant to an Equity Purchase Agreement between the Company and the Investor dated as of the date hereof (the "Equity Purchase Agreement"). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investor. The Common Stock and the Preferred Stock are collectively referred to herein as the "Stock."

          The parties hereto agree as follows:

          1.   PURCHASE AND SALE OF EXECUTIVE STOCK.

          (a) Upon execution of this Agreement (the "Closing"), the Company will sell to Executive and Executive will purchase 1,082 shares of Common Stock at a price of $10 per share. The Company will deliver to Executive the certificate representing such Common Stock, and Executive will deliver to the Company a check or wire transfer of funds in an amount of $10.82 and a promissory note in the form of EXHIBIT A attached hereto in an aggregate principal amount of $10,809.18 (the "Executive Note"). Executive's obligations under the Executive Note will be secured by a pledge of all of the shares of Executive Stock to the Company and in connection therewith Executive shall enter into a pledge agreement in the form of EXHIBIT B attached hereto (the "Pledge Agreement").

          (b) Upon the election of the Investor to purchase additional Common Stock pursuant to Section 1B(ii) of the Equity Purchase Agreement, Executive may elect to purchase a number of shares of Common Stock equal to the amount necessary to maintain the Executive's pro rata ownership of Common Stock existing immediately prior to such purchase by Investor at a price of $10 per share; provided that the number of shares of Common Stock which Executive may acquire pursuant to this paragraph (b) shall not exceed 8,118 shares. The Company will deliver to Executive the certificate representing such Common Sock, and Executive will deliver to the Company a check or wire transfer of funds in an amount equal to $.01 per share and a promissory note substantially in the form of the Executive Note in an aggregate principal amount equal to the remaining purchase price amount. Executive's obligations will be secured by a pledge of all of the shares of Executive Stock to the Company and in connection therewith shall enter into a pledge agreement substantially similar to the Pledge Agreement.

          (c) In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

          (i) The Executive Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

         (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

        (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

         (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he has requested.

          (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

          (d) As an inducement to the Company to issue the Executive Stock to Executive, as a condition thereto, Executive acknowledges and agrees that:

          (i) neither the issuance of the Executive Stock to Executive nor any provision contained herein shall affect any of the rights of the Company set forth in that certain Employment Agreement of even date herewith between the Company and the Executive (the "Employment Agreement"); and

         (ii) the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Stock upon the termination of Executive's employment with the Company and its Subsidiaries or as otherwise provided hereunder.

          2.   VESTING OF EXECUTIVE COMMON STOCK.

          (a) The Executive Common Stock acquired hereunder will become vested in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any of its Subsidiaries:

                                                                Cumulative
                                                              Percentage of
                                                             Executive Common
    Date                                                       Stock Vested
    ----                                                       ------------
 At Closing                                                        25%
 1st Anniversary of Closing                                        50%
 2nd Anniversary of Closing                                        75%
 3rd Anniversary of Closing                                        100%

          (b) If Executive ceases to be employed by the Company and its Subsidiaries on any date other than any anniversary date prior to the third anniversary of the Closing, the cumulative percentage of Executive Common Stock to become vested will be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date. Upon the occurrence of a Sale of the Company or the death or Disability of the Executive, all shares of Executive Common Stock which have not yet become vested shall become vested at the time of such event. Shares of Executive Common Stock which have become vested and shares of Executive Common Stock acquired hereafter by the Executive pursuant to that certain acquisition agreement expected to be entered into among the Company, Executive and other security holders of Western Rock, Inc., (the "Acquisition Agreement") are referred to herein as "Vested Shares," and all other shares of Executive Common Stock are referred to herein as "Unvested Shares."

          (c) Within 30 days after the date of this Agreement, Executive will make an effective election with the Internal Revenue Service under
Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of EXHIBIT C attached hereto for the shares of Executive Common Stock.

          3.   REPURCHASE OPTION.

          (a) In the event Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), all Executive Stock (whether held by Executive or one or more of Executive's transferees) will be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this Section 3 (the "Repurchase Option").

          (b) The purchase price for each Unvested Share of Executive Common Stock and each share of Preferred Stock constituting Executive Stock will be Executive's Original Cost for such share (plus all accrued but unpaid dividends thereon), and the purchase price for each Vested Share of Executive Common Stock will be the Fair Market Value for such share.

          (c) The Board of Directors of the Company (the "Board") may elect to purchase all, but not less than all, of the Executive Stock by delivering written notice (the "Repurchase Notice") to the holder or holders of such Executive Stock within one year after the Termination (it being understood that an election to purchase Executive Stock hereunder shall not be an election to purchase the stock acquired pursuant to the senior management agreements with other executives of the Company). The Repurchase Notice will set forth the number of shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

          (d) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investor shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within ten months after the Termination, the Company shall give written notice (the "Option Notice") to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor may elect to purchase all, but not less than all, of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the one-month period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investor (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

          (e) In the event that (i) the Executive's employment is terminated by the Company without Cause, (ii) neither the Company nor the Investor has elected to purchase all of the Executive Stock hereunder and (iii) at the time of such Termination, the Company is meeting all budget projections set forth by the Board for that fiscal year, the Executive may require the Company to purchase all, but not less than all, of the Executive Stock by delivering written notice (the "Put Notice") to the Company within one year after such Termination. The Put Notice will set forth the number of shares to be acquired from each holder and the time and place for the closing of the transaction.

          (f) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option or the Put Notice shall take place on the date designated by the Company in the case of either the Repurchase Notice or the Supplemental Repurchase Notice or by the Executive in the case of the Put Notice, which date shall not be more than one month nor less than five days after the delivery of the later of any such notice to be delivered. The Company and/or the Investor will pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares; provided, however, that the Company may elect to pay for the Executive Stock to be purchased pursuant to the Put Notice by delivery of a promissory note from the Company having a term no longer than five years, payable in sixty equal installments, a market rate of interest and other typical market terms. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by Executive to the Company including, without limitation, debts owed under the Executive Note. The Company and the Investor will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

          (g) The right of the Company and the Investor to repurchase Vested Shares pursuant to this Section 3 and the obligation of the Company to repurchase the Executive Stock pursuant to paragraph (e) above shall terminate upon the first to occur of the Sale of the Company or a Qualified Public Offering.

          (h) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the Company will make such repurchases as soon as it is permitted to do so under such restrictions.

          4.   RESTRICTIONS ON TRANSFER.

          (a) LEGEND. The certificates representing the Executive Stock will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JANUARY 24, 1994, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN USAI ACQUISITION CORP. (THE "COMPANY") AND MICHAEL J. STONE DATED AS OF JANUARY 24, 1994. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) OPINION OF COUNSEL. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

          5.   DEFINITIONS.

          "CAUSE" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries,
(ii) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute, (iii) failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement or any other agreement to which the Executive and the Company are parties which is not cured within 10 days after written notice thereof to Executive.

          "DISABILITY" means Executive's inability, because of injury, illness or other incapacity to perform the services to the Company contemplated by the Employment Agreement for a continuous period of 90 days or for 120 days out of a continuous period of 360 days. Such Disability shall be deemed to have occurred on the 90th consecutive day or the 120th day within the specified period, as applicable.

          "EXECUTIVE STOCK" will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investor and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization. Notwithstanding the foregoing, all Unvested Shares shall remain Executive Stock after any Transfer thereof.

          "FAIR MARKET VALUE" of each share of Executive Stock means the average of the closing prices of the sales of the Company's Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of the Common Stock determined jointly in good faith by the Company and Executive; provided that if such parties are unable to reach agreement within 15 days following the Termination, such Fair Market Value shall be determined by an independent appraiser jointly selected by the Company and Executive. In the event that such parties are unable to reach agreement with respect to such independent appraiser within 5 days following the conclusion of the 15-day period described above, each of the Company and Executive shall promptly (and in any event within 5 days therefrom) select an independent appraiser, and the two independent appraisers so selected shall, as promptly as possible (and in any event within 10 days therefrom), jointly select a third independent appraiser. The independent appraiser hereunder shall determine the Fair Market Value of such Executive Stock within 60 days following the Termination. Any independent appraiser determining Fair Market Value of the Executive Stock hereunder shall use one or more valuation methods that such independent appraiser, in its best professional judgment, determines to be most appropriate under the circumstances, provided that no premium or discount shall be applied regarding any presence or absence of control of the Company. The determination of such third appraiser shall be final and binding on the Company and Executive. The fees and expenses of all appraiser(s) shall be borne by the Company and Executive in relation to the amount by which the fair market value determined by the Company and Executive, respectively, pursuant to the first clause of the second sentence of this definition differs from the fair market value determined by the final appraiser.

          "ORIGINAL COST" of each share of Common Stock issued hereunder will be equal to $10.00, each share of Common Stock issued pursuant to the Acquisition Agreement will be equal to $10 and for each share of Preferred Stock issued pursuant to the Acquisition Agreement will be equal to $100 (each as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "PUBLIC SALE" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

          "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate offering value of at least $30 million.

          "SALE OF THE COMPANY" means any transaction or series of related transaction pursuant to which any person or entity acquires (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

          6. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

          IF TO THE COMPANY:

               USAI Acquisition Corp.
               c/o Golder, Thoma, Cressey, Rauner Fund IV
                 Limited Partnership
               120 South LaSalle Street
               Chicago, Illinois 60603
               Attention:  Bruce V. Rauner
                           David A. Donnini

          WITH A COPY TO:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               Attention:  Kevin R. Evanich
                           John A. Schoenfeld


          IF TO THE EXECUTIVE:

               Michael J. Stone
               457 Fairfax Avenue
               San Mateo, CA  94402

          IF TO THE INVESTOR:

               Golder, Thoma, Cressey, Rauner Fund IV
                  Limited Partnership
               120 South LaSalle Street
               Chicago, Illinois   60603
               Attention:  Bruce V. Rauner
                           David A. Donnini

          WITH A COPY TO:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               Attention:  Kevin R. Evanich
                           John A. Schoenfeld

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          7.   GENERAL PROVISIONS.

          (a) EXPENSES. The Company agrees to pay, and hold the Executive harmless against liability for the payment of the fees and expenses of its counsel arising in connection with the negotiation and execution of this Agreement and other related senior management agreements and consultant stock agreements and the consummation of the transactions contemplated by this and those agreements; provided that the aggregate of such amount attributable to all such transactions shall not exceed $10,000.

          (b) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

          (c) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (d) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (e) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (f) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

          (g) CHOICE OF LAW. The corporate law of the State of Illinois will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (h) REMEDIES. Each of the parties to this Agreement (including the Investor) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (i) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the Investor.

          (j) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          (k) TERMINATION. This Agreement shall survive the termination of Executive's employment with the Company and shall remain in full force and effect after such termination.

                             *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       USAI ACQUISITION CORP.


                                       By /s/ James A. Harris
                                          ----------------------------

                                       Its
                                           ---------------------------


                                       /s/ Michael J. Stone
                                       -------------------------------
                                       Michael J. Stone


Agreed and Accepted:

GOLDER, THOMA, CRESSEY, RAUNER FUND IV
  LIMITED PARTNERSHIP

By Golder, Thoma, Cressey, Rauner, Inc.
Its General Partner


By /s/ Bruce Rauner
   ----------------------------

Its
    ---------------------------



                   [PROVISION FOR COMMUNITY PROPERTY JURISDICTIONS]

                                       CONSENT

          The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Senior Management Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.

                                       /s/ BeBe Ashia H. Shah-Stone
                                       -------------------------------
                                       [SPOUSE]

                                       /s/ Sylvia N. Stone
                                       -------------------------------
                                       Witness